		Education Funding Capital Trust - IV

		Summary of Required Principal Distributions at 12/15/06

		Payment of Shortfall of
		Principal Distribution	Normal Distribution	Required Total	Post-Distribution
	Note Balances	from Prior Periods	Amount	Distribution	Note Balances
	at 11/30/06	on 12/15/06	on 12/15/06	on 12/15/06	at 12/15/06
	A	B	C	D = B + C	= A - D

Senior A-1 Libor FRN	$6,745,922.33	$2,681,846.48	$4,064,075.85	$6,745,922.33	$0.00
Senior A-2 Libor FRN	$390,000,000.00		$11,001,292.15	$11,001,292.15	$378,998,707.85
Senior A-3 Libor FRN	$100,000,000.00			$-	$100,000,000.00
Senior A-4 ARS	$100,000,000.00			$-	$100,000,000.00
Senior A-5 ARS	$100,000,000.00			$-	$100,000,000.00
Senior A-6 ARS	$90,000,000.00			$-	$90,000,000.00
Series B	$50,000,000.00			$-	$50,000,000.00

	$836,745,922.33	$2,681,846.48	$15,065,368.00	$17,747,214.48	$818,998,707.85